EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “Report”) by Key Gold Corporation ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John Anderson
John Anderson
President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and Director of Key Gold Corporation

Date: May 19, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Key Gold Corporation and will be retained by Key Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.